UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 16, 2009

Global Telecom & Technology, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51211	20-2096338
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8484 Westpark Drive
Suite 720
McLean, VA 22102
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 442-5500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 31, 2009, Capital Growth Systems, Inc. (“CGSI”), Global Capacity Group, Inc. (“GCG”) and Global Capacity Direct, LLC (f/k/a Vanco Direct USA, LLC) (“Vanco” and together with CGSI and GCG, the “Sellers”) entered into an asset purchase agreement (the “APA”) with Global Telecom & Technology Americas, Inc. (the “Buyer”).  Pursuant to the APA, the Sellers agreed to assign and otherwise transfer to the Buyer (the “Assignment”):  (a) certain service level agreements (the “Customer Contracts”) between GCG or Vanco and certain customers (the “Customers”) under which GCG or Vanco agreed to provide such Customers with point-to-point circuits for the transmission of data (the “Circuits”); (b) all rights under such Customer Contracts; (c) copies of all books and records in the Sellers’ possession relating the Customer Contracts; and (d) any deposits previously provided to the Sellers by any of the Customers with respect to the Customer Contracts ((a), (b), (c) and (d) together comprise the “Purchased Assets”).

In exchange for the Purchased Assets, the Buyer agreed to pay the Sellers an aggregate purchase price of $8,000,000 (the “Purchase Price”), provided that all of such Customer Contracts (and the corresponding underlying contracts for the supply of the circuits) are duly assigned.  To the extent any Customer Contract is not assigned to the Buyer, the purchase price shall be reduced on a ratable basis (based on the percentage of aggregate gross margin allocable to all the Customer Contract that is not assigned).  As of the date of the APA, using this ratable adjustment method, the Purchase Price payable with respect to the Customer Contracts would be approximately $7,841,000.  In the event any Customer Contract is not assignable to the Buyer, the APA provides that the Sellers may substitute other customer contracts that have equivalent monthly recurring margin and are reasonably acceptable to the Buyer.  The APA calls for an “Initial Closing” on such date as not less than 75% of the Customer Contracts are ready for assignment, subject to satisfaction of additional closing conditions set forth below.  The APA contemplates that, to the extent that not all of the Customer Contracts are assigned at the Initial Closing, additional closings can be held until March 31, 2010, as additional consents are provided and/or additional Customer Contracts are added (each such closing and the Initial Closing being a “Closing” and the date thereof being a “Closing Date”).  The Buyer is entitled to a credit against the purchase price payments for the amount of any payments applied to satisfy pre-closing liabilities of Sellers to the Suppliers of the circuits, and to the extent of any deposit or prepayment liabilities of Sellers assumed by the Buyer with respect to Customer Contracts.  The APA provides that, generally, all revenues and liabilities associated with each Customer Contract (and corresponding Supplier Contract (as defined below)) up to the Closing Date for the assignment of that Customer Contract shall inure to the Sellers and following the Closing, to the Buyer.

The Assignment of the Purchased Assets is conditioned upon the Buyer’s receipt of, among other customary items:

(a) with respect to each Customer Contract, written consent from the applicable Customer to the Assignment of the Customer Contract (or, if no consent is required for the Assignment of such Customer Contract under the terms and conditions thereof, then such Customer must have been provided with written notice prior to the Assignment);

(b) an agreement from each of the providers of telecommunications connectivity to the applicable Circuits (each such entity being a “Supplier” and each point of connection with a Circuit provided by the Supplier being a “Circuit Leg”) providing that:

(i) either:

(x) there are no outstanding costs, fees, taxes, or other obligations under the applicable master service agreement which one or more of the Sellers entered into with such Supplier with respect to a Circuit Leg (each, a “Supplier Contract” or “Circuit Supplier Obligations”), or

(y) in the event there are Circuit Supplier Obligations, a statement of the amount thereof (and as noted above, such amount shall be credited against the Purchase Price for the Assignment of the Customer Contract corresponding to such Circuit Supplier Obligation); and

(ii) such Supplier shall provide the Circuit Legs covered by the Supplier Contract to the Buyer under the Buyer’s existing contract with such Supplier (or, in the event no Supplier Contract presently exists with the Buyer, a new contract to be entered into between the Supplier and the Buyer or by acceptance by the Supplier of terms and conditions of the Buyer for the provision of the Circuit Legs) for at least the remaining term thereof on terms no more costly per month than prior to the Assignment (unless the Buyer, in its sole discretion, accepts other terms);

(c) receipt of the regulatory approval necessary from the Federal Communications Commission (“FCC”) for the assignment of each Circuit to the Buyer under the APA (the “FCC Approval”); and

(d) waiver of liens with respect to any secured creditors of Sellers holding liens against the Customer Contracts (one of the additional conditions in the APA is that there be at least $4,000,000 of net cash at the Initial Closing, which is the minimum amount expected as necessary to procure a release of lien from the Sellers’ current senior secured lender, and that aggregate transaction costs incurred by Sellers not exceed $500,000).

The APA contains several noncompetition covenants from the Sellers:  (a) for a period of one year following the closing of a Customer Contract assignment, the Sellers shall not, directly or indirectly, provide the underlying Customer or any of its affiliates any circuits of the transmission of telecommunications data in or relating to the United States or Canada; and (b) for a period of two years following the closing of a Customer Contract assignment, the Sellers shall not, directly or indirectly, provide substitute circuits to the underlying Customer or any of its affiliates which would replace any of the circuits that are subject to such Customer Contract (however, the covenant in this clause (b) is subject to certain exceptions).  The APA also contains an agreement whereby Sellers and the Buyer each agree not to solicit employees of the other party or the other party’s affiliates for a period of two years, subject to certain customary exceptions or as the Sellers and the Buyer may from time to time agree.

The APA contains customary representations and warranties for transactions of this nature, which survive the Closing, as well as customary pre-closing and post-closing covenants and indemnification.

The APA provides for customary termination provisions, and the APA provides that if the Sellers terminate the APA under certain circumstances they shall pay to the Buyer $500,000.  The APA also provides that the maximum liability of either the Sellers or the Buyer for failing to consummate the transactions contemplated by the APA for any reason shall be $500,000.

Item 8.01.              Other Events.

On January 4, 2008, the Buyer issued a press release announcing the transactions contemplated by the APA.  A copy of such press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

Exhibit No.	Description
10.1
Asset Purchase Agreement, dated December 31, 2009,  by and among Capital Growth Systems, Inc., Global Capacity Group, Inc., Global Capacity Direct, LLC (f/k/a Vanco Direct USA, LLC) and Global Telecom & Technology Americas, Inc.

99.1	Press Release dated January 4, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2010	GLOBAL TELECOM & TECHNOLOGY, INC.

/s/ Chris McKee
Chris McKee
Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1
Asset Purchase Agreement, dated December 31, 2009,  by and among Capital Growth Systems, Inc., Global Capacity Group, Inc., Global Capacity Direct, LLC (f/k/a Vanco Direct USA, LLC) and Global Telecom & Technology Americas, Inc.

99.1	Press Release dated January 4, 2010

5